                                                                     Exhibit 3.7

                                    DELAWARE

                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "RA FACTORS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF FORMATION, FILED THE TWENTY-FOURTH DAY OF AUGUST, A.D. 2000, AT 11:30 O'CLOCK A.M.

     CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM "RA FACTORS, L.L.C." TO "RA FACTORS, INC.", FILED THE SECOND DAY OF JANUARY, A.D. 2002, AT 11 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATIONS ON RECORD OF THE AFORESAID CORPORATION.


                                   /s/ Harriet Smith Windsor
                                   -------------------------
                                   Harriet Smith Windsor, Secretary of State

                            CERTIFICATE OF FORMATION

                                       OF

                               RA FACTORS, L.L.C.

     This Certificate of Formation of RA Factors, L.L.C. (the "Company") dated as of August 24, 2000 is being duly executed and filed by Sung Park as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.).

          FIRST. The name of the limited liability company formed hereby is RA Factors, L.L.C.

          SECOND. The address of the registered office of the Company in the State of Delaware is 300 Delaware Avenue, 9th Floor, DE-5403, Wilmington, New Castle County, Delaware, 19801.

          THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are Griffin Corporate Services, Inc., 300 Delaware Avenue, 9th Floor, DE-5403, Wilmington, New Castle County, Delaware 19801.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                             /s/ Sung S. Pak
                                             ---------------
                                             Sung S. Pak
                                             Authorized Person

                            CERTIFICATE OF CONVERSON
                       FROM A LIMITED LIABILITY COMPANY TO
                      A CORPORATION PURSUANT TO SECTION 265
                     OF THE DELAWARE GENERAL CORPORATION LAW

     1. The date on which the limited liability company was first formed is August 24, 2000.

     2. The name of the limited liability company immediately prior to filing this Certificate is RA Factors, L.L.C.

     3. The name of the corporation as set forth in the Certificate of Incorporation filed in accordance with Section 265(b) is RA Factors, Inc.

     4. The limited liability company herein being converted is duly organized and existing under the laws of Delaware.


                                              RA FACTORS, L.L.C.

                                              By: /s/ Mark Little
                                                  ---------------
                                              Name: Mark Little
                                              Title: President

Dated January 2, 2002

                          CERTIFICATE OF INCORPORATION

                                       OF

                                RA FACTORS, INC.

          FIRST:  The name of the Corporation is RA Factors, Inc.

          SECOND: The Corporation's registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, par value $.01 per share.

          FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders.

          (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filed, and directors may be removed, as provided in the By-Laws.

          (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

          (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

          (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the

     Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

          (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

          SIXTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the undersigned this 2nd day of January, 2001.


                                              RA FACTORS, INC.


                                              By: /s/ Mark Little
                                                  --------------
                                              Name:  Mark Little
                                              Title: President